================================================================================




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ----------------------

                                   FORM 8-K/A
                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



                 Date of Report (Date               JANUARY 26, 1995
                 of earliest event reported)



                             MICRODYNE CORPORATION
            (Exact name of registrant as specified in its charter)




   MARYLAND                     0-4384                   52-0856493
(State or other                 (Commission              (IRS Employer
jurisdiction of                 File Number)             Identification No.)
incorporation)





       3601 EISENHOWER AVENUE
       ALEXANDRIA, VIRGINIA                              22304
(Address of principal executive offices)                 (Zip Code)




     Registrant's telephone number, including area code:  (703) 739-0500


==============================================================================

The undersigned registrant hereby amends its Form 8-K dated January 26, 1995 and filed on February 7, 1995, by adding Items 7(a), 7(b) and 7(c).





Item 7.  Financial Statements and Exhibits

         (a) Financial Statements of Eagle Technology ("Eagle") (a business unit of Artisoft, Inc.)

                 (i) Financial statements of Eagle, together with the related Independent Auditors' Report, for the six months ended December 31, 1994 and the six months ended June 30, 1994 (pages 2 through 13)

         (b) Financial Statements of Eagle Technology ("Eagle Tech") (a business unit of Anthem Electronics, Inc.)

                 (i) Financial Statements of Eagle Tech, together with the related Independent Auditors' Report, for the year ended December 31, 1993 (pages 14 through 22)


         (c)     Pro Forma Financial Information

                 (i) Unaudited Pro Forma Consolidated Balance Sheet of Microdyne Corporation as of December 31, 1994 (page 24)

                 (ii) Unaudited Pro Forma Consolidated Statement of Operations of Microdyne Corporation for the three months ended December 31, 1994 (page 25)

                 (iii) Unaudited Pro Forma Consolidated Statement of Operations of Microdyne Corporation for the year ended December 31, 1994 (page 26)

                 (iv) Notes to Pro Forma Financial Statements (pages 27 through 28)





                                     (1)

                                EAGLE TECHNOLOGY
                      (A Business Unit of Artisoft, Inc.)

                              FINANCIAL STATEMENTS

                      DECEMBER 31, 1994 AND JUNE 30, 1994





















                                     (2)

                      [KPMG PEAT MARWICK LLP LETTERHEAD]


                         INDEPENDENT AUDITORS' REPORT



The Board of Directors and Stockholders
Artisoft, Inc.:

We have audited the accompanying balance sheets of Eagle Technology (a business unit of Artisoft, Inc.) as of June 30, 1994 and December 31, 1994 and the related statements of operations and business unit equity and cash flows for the six-month periods ended June 30, 1994 and December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eagle Technology (a business unit of Artisoft, Inc.) as of June 30, 1994 and December 31, 1994 and the results of its operations and its cash flows for the six-month periods ended June 30, 1994 and December 31, 1994 in conformity with generally accepted accounting principles.

                                         /s/ KPMG PEAT MARWICK LLP

April 3, 1995










                                     (3)

                                EAGLE TECHNOLOGY
                      (A Business Unit of Artisoft, Inc.)

                                 BALANCE SHEETS
                                 (in thousands)


                                                                               December 31,                   June 30,
                                                                                   1994                         1994
                                                                               ------------                  ----------
Assets

Current assets:
       Cash and cash equivalents                                               $          -                  $      830
       Accounts receivable, net of allowance
         for doubtful accounts of $690 and $687                                      13,236                       9,715
       Inventories                                                                        -                       8,710
       Prepaid expenses                                                                 153                          47
       Other current assets                                                               -                         853
       Deferred tax assets                                                              844                         673
       Assets held for sale                                                           8,608                           -
                                                                               ------------                  ----------

            Total current assets                                                     22,841                      20,828
                                                                               ------------                  ----------

Property and equipment, net                                                             246                         683
                                                                               ------------                  ----------

Goodwill, net                                                                         1,600                       1,800
                                                                               ------------                  ----------

Other assets                                                                            144                         139
                                                                               ------------                  ----------

                                                                               $     24,831                  $   23,450
                                                                               ============                  ==========

Liabilities and Business Unit Equity

Current liabilities:
       Advances under line of credit                                           $      4,000                  $        -
       Accounts payable                                                               2,828                       3,666
       Accrued liabilities                                                            1,168                       2,132
       Current portion of long-term debt                                                  -                       2,626
                                                                               ------------                  ----------

            Total current liabilities                                                 7,996                       8,424
                                                                               ------------                  ----------

Long-term debt, less current portion                                                      -                       3,950
                                                                               ------------                  ----------

Business unit equity                                                                 16,835                      11,076
                                                                               ------------                  ----------

                                                                               $     24,831                  $   23,450
                                                                               ============                  ==========




   The accompanying notes are an integral part of these financial statements.




                                     (4)

                                EAGLE TECHNOLOGY
                      (A Business Unit of Artisoft, Inc.)

               STATEMENTS OF OPERATIONS AND BUSINESS UNIT EQUITY
                                 (in thousands)



                                                                              For the six months ended
                                                               ----------------------------------------------------
                                                               December 31, 1994                      June 30, 1994
                                                               -----------------                      -------------
Net sales                                                       $      24,397                         $      26,667

Cost of sales                                                          19,139                                19,047
                                                                -------------                         -------------

            Gross margin                                                5,258                                 7,620
                                                                -------------                         -------------

Operating expenses:
       Selling and marketing                                            2,859                                 3,035
       General and administrative                                       1,165                                   983
       Product development                                              1,202                                   154
                                                                -------------                         -------------

            Total operating expenses                                    5,226                                 4,172
                                                                -------------                         -------------

Income before income taxes                                                 32                                 3,448

Income taxes                                                               19                                 1,372
                                                                -------------                         -------------

            Net income                                                     13                                 2,076
Business unit equity, beginning of period                              11,076                                     -
Net cash advances from Artisoft, Inc.                                   5,746                                 9,000
                                                                -------------                         -------------

Business unit equity, end of period                             $      16,835                         $      11,076
                                                                =============                         =============

   The accompanying notes are an integral part of these financial statements.



                                     (5)

                                EAGLE TECHNOLOGY
                      (A Business Unit of Artisoft, Inc.)

                            STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                                For the six months ended
                                                                 ----------------------------------------------
                                                                 December 31, 1994                June 30, 1994
                                                                 -----------------                -------------
Cash flows from operating activities:
Net income                                                          $      13                      $   2,076
Adjustments to reconcile net income to net cash
  used in operating activities:
     Depreciation and amortization                                        293                            253
     Loss on disposition of equipment                                     198                              -
     Allowance for doubtful accounts                                        3                            687
     Allowance for inventory obsolescence                                 267                            277
     Changes in operating assets and liabilities:
        Accounts receivable                                            (3,524)                       (10,402)
        Inventories                                                       427                         (1,610)
        Prepaid expenses                                                 (106)                           (47)
        Deferred tax assets                                              (171)                          (673)
        Other assets                                                      848                           (992)
        Accounts payable and accrued liabilities                       (1,802)                         5,798
                                                                    ----------                     ----------

    Net cash used in operating activities                              (3,554)                        (4,633)
                                                                    ----------                     ----------

Cash flows from investing activities:
     Purchase of equipment                                               (446)                          (236)
     Purchase of assets by Artisoft, Inc.                                   -                         (2,000)
                                                                    ----------                     ----------

    Net cash used in investing activities                                (446)                        (2,236)
                                                                    ----------                     ----------

Cash flows from financing activities:
     Advances under line of credit                                      4,000                             -
     Principal payments on long-term debt                              (6,576)                        (1,301)
     Net cash advances from Artisoft, Inc.                              5,746                          9,000
                                                                    ----------                     ----------

    Net cash provided by financing activities                           3,170                          7,699
                                                                    ----------                     ----------

Net change in cash and cash equivalents                                  (830)                           830

Cash and cash equivalents, beginning of period                            830                             -
                                                                    ----------                     ----------

Cash and cash equivalents, end of period                            $       -                      $     830
                                                                    ==========                     ==========



   The accompanying notes are an integral part of these financial statements.





                                     (6)

                                EAGLE TECHNOLOGY
                      (A Business Unit of Artisoft, Inc.)

                         NOTES TO FINANCIAL STATEMENTS

                      DECEMBER 31, 1994 AND JUNE 30, 1994


NOTE 1 - BASIS OF PRESENTATION

The financial statements include the assets, liabilities, revenues and expenses of Eagle Technology ("Eagle"), a business unit of Artisoft, Inc ("Artisoft"). On January 6, 1995, Artisoft entered into an asset purchase agreement whereby Microdyne Corporation ("Microdyne") agreed to purchase certain assets and rights and assume certain liabilities and other obligations of Eagle. Eagle, which operates from a separate facility in San Jose, California, develops and markets computer connectivity products which are sold primarily through a worldwide network of commercial distributors.

The accompanying financial statements reflect the "carved-out" financial position and results of operations of Eagle as if Eagle had been operating as a separate company. Certain corporate, general and administrative expenses of Artisoft have been allocated to Eagle (discussed in Note 3) on various bases which, in the opinion of management, are reasonable. However, such expenses are not necessarily indicative of, and it is not practicable for management to estimate the level of expenses which might have been incurred had Eagle been operating as a separate company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

All highly liquid securities with original maturities of three months or less are considered to be cash equivalents.

Artisoft utilizes a centralized cash management system to provide financing for its operations, including those of Eagle. Eagle's cash requirements are satisfied by transactions with Artisoft. These transactions are included in business unit equity in the financial statements. Artisoft does not charge Eagle interest on this account. At December 31, 1994, there is no cash balance specifically attributable to Eagle.

REVENUE RECOGNITION

The Company recognizes revenue from product sales at the time of shipment, net of allowances for future returns and price protection.







                                     (7)

CONCENTRATION OF CREDIT RISK

Financial instruments which potentially subject Eagle to concentrations of credit risk consist principally of trade receivables. Eagle products are sold primarily to domestic and international distributors. Eagle performs ongoing credit evaluations of its customers and maintains allowances for credit losses.

INVENTORIES

Inventories are stated at the lower of cost or market. Cost is principally determined using the first-in, first-out method.

ASSETS HELD FOR SALE

Assets held for sale are stated at the lower of cost or estimated net realizable value (see Note 5).

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Property and equipment are depreciated using the straight-line method over the estimated useful lives of the respective assets. Leasehold improvements are amortized using the straight-line method over the lesser of the lease terms or the estimated useful lives of the related assets.

GOODWILL

The excess of the purchase price over the fair value of the net assets acquired when Artisoft acquired Eagle of $2,000,000 is being amortized by the straight-line method over five years.

WARRANTY

Eagle provides for the estimated costs of fulfilling its warranty obligations at the time the related products are sold.

INCOME TAXES

Effective July 1, 1993, Artisoft adopted the asset and liability method of accounting for income taxes prescribed by Statement of Financial Accounting Standards ("SFAS") No. 109 "Accounting for Income Taxes". Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The results of Eagle's operations are included in Artisoft's consolidated U.S. federal and applicable state income tax returns. Income taxes recorded in the accompanying financial statements are attributable to the income taxes that Eagle would have incurred on a standalone basis calculated on a basis consistent with SFAS No. 109.








                                     (8)

EARNINGS PER SHARE

Since there is no separate capitalization, nor are any shares of stock specifically attributable to Eagle upon which a per share calculation can be based, earnings per share data is not presented in the accompanying financial statements.

NOTE 3 - RELATIONSHIP AND TRANSACTIONS WITH ARTISOFT, INC.

The financial statements include allocations to Eagle of certain administrative costs incurred by Artisoft related to management information systems, accounting, credit, human resources and certain other corporate expenses. For the six months ended December 31, 1994, these allocated costs were $2,600,000 and are included in selling and marketing expenses. There were no allocated costs for the six months ended June 30, 1994 since Eagle operated autonomously from Artisoft during the period and recorded costs and expenses incurred in their separate accounting records.

In the opinion of management, these allocations of expenses were made on a reasonable basis. However, they are not necessarily indicative of the level of expenses which may have been experienced on a standalone basis. The amounts that would have or will be incurred on a separate company basis could differ significantly from the allocated amounts due to economies of scale, differences in management and operational practices or other factors.

NOTE 4 - INVENTORIES

A summary of inventories at June 30, 1994 follows:  (in thousands)

                                                        June 30,
                                                          1994
                                                        --------
         Raw materials                                  $6,613
         Work-in-process                                 1,700
         Finished goods                                    674
                                                        ------
                                                         8,987

         Less allowance for obsolescence                   277
                                                        ------

                                                        $8,710
                                                        ======

NOTE 5 - ASSETS HELD FOR SALE:

In January 1995, Artisoft entered into an agreement with Microdyne, whereby Microdyne agreed to purchase certain assets and rights and assume certain liabilities and other obligations of Eagle for approximately $17,500,000. Artisoft received $12,000,000 in cash on January 27, 1995, and letters of credit for $5,500,000. Under certain conditions the letters of credit may be drawn on in two installments, the first draw not to exceed $3,000,000 in July 1995 and the second draw in October 1995







                                     (9)
not to exceed $2,500,000. The following summarizes, as of December 31, 1994, the net assets of Eagle sold to Microdyne in January 1995: (in thousands)

         Inventories                                             $8,016

         Property and equipment                                     592
                                                                 ------

         Total assets held for sale                              $8,608
                                                                 ======

Management estimates that the sale of Eagle assets and cessation of Eagle operations will result in a gain which will be essentially offset by charges for the disposition of inventory not purchased by Microdyne, writedown of fixed assets, severance costs, and other expenses.

NOTE 6 - PROPERTY AND EQUIPMENT

A summary of property and equipment at December 31, 1994 and June 30, 1994 follows: (in thousands)

                                                             December 31,                June 30,
                                                                 1994                     1994
                                                            --------------             ----------
         Furniture                                          $     27                    $  291
         Equipment                                               303                       436
         Leasehold improvements                                  -                           9
                                                            --------                    ------
                                                                 330                       736

         Accumulated depreciation and amortization                84                        53
                                                            --------                    ------

                 Property and equipment, net                $    246                    $  683
                                                            ========                    ======

NOTE 7 - LONG-TERM DEBT

In connection with the acquisition of assets of Eagle Technology, Artisoft executed a $7,877,000 note to Anthem Electronics, Inc. Principal payments in the amount of $656,417 plus interest (at the prime rate) were due quarterly through January 1997. The note was secured by accounts receivable. The note balance was paid in full on December 31, 1994. Cash paid for interest, included in general and administrative expenses, approximated $235,000 and $221,000 for the six months ended December 31, 1994 and June 30, 1994, respectively.

NOTE 8 - LINE OF CREDIT

During 1994, Artisoft obtained a $15,000,000 unsecured revolving line of credit with a bank. The interest rate on borrowings under the agreement fluctuates based upon market rates (8 1/2% at December 31, 1994). Artisoft borrowed against this line of credit to pay off notes payable relating to the acquisition of Eagle. The outstanding balance of the line of credit at December 31, 1994 was $4,000,000. There were no advances under the line at June 30, 1994.






                                     (10)

NOTE 9 - INCOME TAXES


As discussed in Note 1, the results of Eagle's operations are included in Artisoft's consolidated U.S. federal and applicable state income tax returns. Income tax expense is attributable to the income taxes that Eagle would have incurred on a standalone basis. Income tax expense differed from the amount computed by applying the federal income tax rate of 34% to income before income taxes for the six months ended December 31, 1994 and June 30, 1994 as a result of the following:


                                                       December 31,                June 30,
                                                           1994                     1994
                                                      ---------------            ----------
Computed "expected" tax expense                           34%                      34%
State income taxes (net of federal benefit)                8                        6
Other nondeductible expenses                              17                        -
                                                          ---                      ---

                                                          59%                      40%
                                                          ===                      ===


Components of income tax expense for the six months ended December 31, 1994 and June 30, 1994, are as follows: (in thousands)


                                              Current       Deferred         Total
                                              -------       --------         -----
December 31, 1994

         Federal                               $191        $(176)             $15
         State                                   52          (48)               4
                                               ----        ------             ---
                                               $243        $(224)             $19
                                               ====        ======             ===
June 30, 1994

         Federal                             $1,647        $(570)             $1,077
         State                                  451         (156)                295
                                             ------        ------             ------
                                             $2,098        $(726)             $1,372
                                             ======        ======             ======


The tax effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at December 31, 1994 and June 30, 1994 are as follows: (in thousands)







                                     (11)

                                                                      December 31,                 June 30,
                                                                          1994                       1994
                                                                     ---------------              ----------
Deferred tax assets:
         Allowances for doubtful accounts and returns                    $273                       $272
         Inventory reserves and overhead capitalization                   539                        394
         Goodwill and other                                               164                         60
                                                                         ----                       ----

                 Total gross deferred tax assets                          976                        726


Deferred tax liabilities:
         Prepaid expenses                                                  26                          -
                                                                         ----                       ----
                 Net deferred tax assets                                  950                        726
         Less noncurrent portion included in other assets                 106                         53
                                                                         ----                       ----

                                                                         $844                       $673
                                                                         ====                       ====

A valuation allowance has not been provided because realization of the deferred tax assets by Artisoft is considered more likely than not. Included in business unit equity is income taxes payable to Artisoft of $2,341,000 and $2,098,000 at December 31, 1994 and June 30, 1994, respectively.

NOTE 10 - EMPLOYEE BENEFIT PLANS

Eagle employees participate in an Artisoft sponsored 401(k) profit-sharing plan (defined contribution plan). The plan covers substantially all employees having no less than six months of service. Participants may voluntarily contribute to the plan up to the maximum limits imposed by Internal Revenue Service regulations. Artisoft will annually match up to 50% of the participants' contributions up to 3% of the participants' compensation. Participants are immediately vested in the amount of their direct contributions and vest over a five-year period, as defined by the plan, with respect to Artisoft's contribution.

NOTE 11 - COMMITMENTS

Artisoft leases certain of its facilities under noncancelable operating leases expiring in 1995. During the six months ended December 31, 1994 and June 30, 1994, rent expense relating to Eagle totaled approximately $65,800 for each period.

Pursuant to the asset purchase agreement, Artisoft will assign to Microdyne certain of the leases for the facilities used by Eagle. Under the terms of the assignment Artisoft remains obligated under the terms of the initial lease agreement. Future minimum payments under the leases to be assigned are $130,000, and expire in 1995.






                                     (12)

NOTE 12 - SIGNIFICANT CUSTOMERS

Eagle's customers are located primarily in North America and Europe and are not concentrated in any one geographic area. Sales to two principal customers accounted for approximately 17% and 10% of net sales for the six months ended December 31, 1994 and 24% and 16% for the six months ended June 30, 1994.

Eagle's trade accounts receivable from two principal customers totaled approximately 29% and 20% of total trade accounts receivable at December 31, 1994 and 29% and 12% of total trade accounts receivable at June 30, 1994.

NOTE 13 - DOMESTIC AND INTERNATIONAL SALES

A summary of domestic and international net sales for the six months ended December 31, 1994 and June 30, 1994 follows: (in thousands)

                                                   December 31,           June 30,
                                                       1994                 1994
                                                    -----------         ----------
         Domestic                                      $12,077           $13,251
         International                                  12,320            13,416
                                                      --------           -------

                 Net sales                             $24,397           $26,667
                                                       =======           =======









                                     (13)

                               EAGLE TECHNOLOGY
                 (A Business Unit of Anthem Electronics, Inc.)

                             FINANCIAL STATEMENTS
                               DECEMBER 31, 1993





























                                     (14)

                       [PRICE WATERHOUSE LLP LETTERHEAD]




                       REPORT OF INDEPENDENT ACCOUNTANTS


January 27, 1994

To the Board of Directors of
         Anthem Electronics. Inc.


In our opinion the accompanying balance sheet and the related statements of operations, of changes in business unit equity and of cash flows present fairly, in all material respects, the financial position of Eagle Technology (Eagle), a business unit of Anthem Electronics, Inc. (the Company), at December 31, 1993 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above. We have not audited the financial statements of Eagle for any period subsequent to December 31, 1993.

As discussed in Notes 1 and 3 to the financial statements, Eagle has had extensive transactions and relationships with its parent, Anthem Electronics Inc. It is possible that the terms of these transactions are not the same as those which would result from transactions among wholly unrelated parties.

/s/ PRICE WATERHOUSE










                                     (15)

                                EAGLE TECHNOLOGY
                 (A Business Unit of Anthem Electronics, Inc.)

                                 BALANCE SHEET
                             (Dollars In Thousands)


                                                                            December 31,
ASSETS                                                                          1993
- ------                                                                      -----------
Accounts receivable, net of allowance
  for doubtful accounts of $1,500                                              $10,118
Inventory                                                                        1,073
Prepaid assets                                                                      36
Assets held for sale                                                             7,877
                                                                               -------

         Total current assets                                                   19,104
                                                                               -------

         Total assets                                                          $19,104
                                                                               =======

LIABILITIES AND BUSINESS UNIT EQUITY
- ------------------------------------

Accounts payable                                                               $ 1,160
Accrued royalty                                                                  1,312
Accrued warranty costs                                                           1,800
Other accrued liabilities                                                          387
Restructuring accrual                                                            5,643
                                                                               -------

   Total current liabilities                                                    10,302
Commitments - Note 7
Business unit equity                                                             8,802
                                                                               -------

   Total liabilities and business unit equity                                  $19,104
                                                                               =======

  The accompanying notes are an integral part of these financial statements.









                                     (16)

                                EAGLE TECHNOLOGY
                 (A Business Unit of Anthem Electronics, Inc.)


                            STATEMENT OF OPERATIONS
                             (Dollars in Thousands)


                                                     For the year ended
                                                     December 31, 1993
                                                     ------------------
Net sales                                              $  58,310

Cost of sales                                             46,823
                                                       ---------

Gross profit                                              11,487
                                                       ---------

Operating expenses:
   Selling and marketing                                  10,034
   General and administrative                              1,777
   Restructuring charge                                    7,810
                                                       ---------

                                                          19,621
                                                       ---------

Loss before income taxes                                  (8,134)

Income tax benefit                                         3,449
                                                       ---------

Net loss                                               $  (4,685)
                                                       =========


                  STATEMENT OF CHANGES IN BUSINESS UNIT EQUITY
                             (Dollars in Thousands)

Beginning of period                                    $  21,383
Net loss                                                  (4,685)
Net transactions with Anthem Electronics, Inc.            (7,896)
                                                       ---------

End of period                                          $   8,802
                                                       =========

  The accompanying notes are an integral part of these financial statements.










                                     (17)

                                EAGLE TECHNOLOGY
                 (A Business Unit of Anthem Electronics, Inc.)


                            STATEMENT OF CASH FLOWS
                             (Dollars in Thousands)



                                                              For the year ended
                                                              December 31, 1993
                                                              ------------------
Cash flows from operating activities:

Net loss                                                          $ (4,685)

Adjustments to reconcile net loss to net cash
  provided (used) by operating activities:
  Restructuring charge                                              7,810
  Depreciation and amortization                                       206
  Allowance for doubtful accounts                                     449
  Changes in operating assets and liabilities:
     Accounts receivable                                            4,076
     Inventory                                                      5,666
     Prepaid assets                                                    64
     Accrued royalty                                               (3,057)
     Accrued warranty costs                                          (735)
     Other accrued liabilities                                     (1,206)
                                                                  -------

Cash provided by operating activities                               8,588

Cash flows from investing activities used for
  capital expenditures                                               (692)

Cash flows from financing activIties provided by
  net transactions with Anthem Electronics, Inc.                   (7,896)
                                                                  -------

Net change in cash and cash equivalents                           $     0
                                                                  =======

  The accompanying notes are an integral part of these financial statements.









                                     (18)

                                EAGLE TECHNOLOGY
                 (A Business Unit of Anthem Electronics, Inc.)

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1993


NOTE 1 - BASIS OF PRESENTATION:

The financial statements include the assets, liabilities, revenues and expenses of Eagle Technology (Eagle), a business unit of Anthem Electronics, Inc. (Anthem). On January 5, 1994, Anthem entered into an asset purchase agreement whereby Artisoft, Inc. agreed to purchase certain assets and rights and assume certain liabilities and other obligations of Eagle. Eagle, which operates from a separate facility in San Jose, California, manufactures and markets computer connectivity products which are sold primarily through a worldwide network of commercial distributors.

The accompanying financial statements reflect the "carved-out" financial position and results of operations of Eagle as if Eagle had been operating as a separate company. Certain corporate, general and administrative expenses of Anthem have been allocated to Eagle (discussed in Note 3) on various bases which, in the opinion of management, are reasonable. However, such expenses are not necessarily indicative of, and it is not practicable for management to estimate the level of, expenses which might have been incurred had Eagle been operating as a separate company.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CASH

Anthem utilizes a centralized cash management system to provide financing for its operations, including those of Eagle. Eagle's cash requirements are satisfied by transactions with Anthem. These transactions are included in business unit equity in the financial statements. Anthem does not charge Eagle interest on this account.

In addition to intercompany cash transactions, business unit equity includes the sum of accumulated net earnings of Eagle.

The financial statements reflect the fact that there is no cash balance specifically attributable to Eagle, and the Statement of Cash Flows, therefore, reconciles to a zero net change in cash for the period presented.

REVENUE RECOGNITION

Eagle recognizes revenue and accrues related royalty costs upon shipment of product. Eagle grants certain distributors limited rights to product exchange and price protection on unsold merchandise. Eagle establishes an estimated allowance for future product returns based on historical returns experience and provides for appropriate price protection reserves.








                                     (19)

Two distributors, in the aggregate, accounted for 28.5% of total sales for the year ended December 31, 1993. International sales, primarily to Europe, approximated 41.6% of total sales for the year ended December 31, 1993.

CONCENTRATION OF CREDIT RISK

Financial instruments which potentially subject Eagle to concentrations of credit risk consist principally of trade receivables. Eagle's products are primarily sold to domestic distributors. Eagle performs ongoing credit evaluations of its customers and maintains reserves for credit losses. At December 31, 1993, three customers accounted for 58% of the accounts receivable balance.

INVENTORY

Inventory is stated at the lower of cost (first-in, first-out method) or market. The cost of inventory includes material, labor and manufacturing overhead.

ASSETS HELD FOR SALE

Assets held for sale are stated at the lower of cost or estimated net realizable value. Refer to Note 5.

WARRANTY

Eagle provides for the estimated costs of fulfilling its warranty obligations at the time the related products are sold.

INCOME TAXES

The results of Eagle's operations are included in Anthem's consolidated U.S. federal and applicable state income tax returns. The tax benefit of $3,449,000 recorded in the accompanying financial statements is attributable to the income tax benefit that Eagle would have recognized on a standalone basis from the carryback of the current year losses against Eagle's prior years income, calculated on a basis consistent with FAS 109, Accounting for Income Taxes.

Deferred tax assets of approximately $5,000,000, primarily attributable to Eagle reserves not currently deductible, are recorded as a component of Eagle's business unit equity.

EARNINGS PER SHARE

Since there is no separate capitalization, nor are any shares of stock specifically attributable to Eagle upon which a per share calculation can be based, earnings per share data is not presented in the accompanying financial statements.









                                     (20)

NOTE 3  - RELATIONSHIP AND TRANSACTIONS WITH ANTHEM ELECTRONICS, INC.:

The financial statements include allocations to Eagle of certain administrative costs incurred by Anthem related to management information systems, accounting, credit, and human resources and certain other corporate expenses. For the year ended December 31, 1993, these allocated costs were $767,000, $447,000, $180,000, $108,000, and $275,000, respectively.

In the opinion of management, these allocations of expenses were made on a reasonable basis. However, they are not necessarily indicative of the level of expenses which may have been experienced on a standalone basis. The amounts that would have or will be incurred on a separate company basis could differ significantly from the allocated amounts due to economies of scale, differences in management and/or operational practices or other factors.


NOTE 4 - INVENTORY:

Eagle inventory, net of reserves, at December 31, 1993 consisted of $1,073,000 in raw material components.


NOTE 5 - ASSETS HELD FOR SALE:

In December 1993, Anthem decided to restructure the Eagle operations. In January 1994, Anthem entered into an agreement with Artisoft, Inc., whereby Artisoft, Inc. agreed to purchase certain assets and rights and assume certain liabilities and other obligations of Eagle for approximately $9,900,000.
Anthem received $2,000,000 in cash on January 5, 1994, and a note for approximately $7,900,000, bearing interest at prime. The note is due in 12 quarterly installments of principal and interest beginning March 31, 1994. The following summarizes, as of December 31, 1993, the net assets of Eagle sold to Artisoft, Inc. in January 1994.

Inventory:
  Raw materials                                                $4,156,000
  Work in progress                                                800,000
  Finished goods                                                2,421,000
                                                               ----------
                                                               $7,377,000

Property, plant and equipment, net                                500,000
                                                               ----------

Total assets held for sale                                     $7,877,000
                                                               ==========

Management estimates that the sale of the Eagle assets and cessation of Eagle operations will result in a net loss of approximately $7,810,000. This estimate includes charges for the disposition of inventory not purchased by Artisoft, Inc., writedown of fixed assets, severance costs and other expenses which are to be incurred as a result of the sale.









                                     (21)

NOTE 6 - SALARY SAVINGS PLAN:

Eagle employees participate in an Anthem sponsored Section 401(K) Savings Plan (the "Plan") which provides participants an opportunity to accumulate funds for retirement and hardship. Under the terms of the Plan, eligible participants may contribute up to 12% of their eligible earnings to the Plan. Anthem will contribute 50 cents for each dollar the employee contributes on the first 6% of compensation. Anthem contributions related to Eagle employees were $26,000 for the year ended December 31, 1993.



NOTE 7 - COMMITMENTS;

Anthem leases certain of its facilities under noncancelable operating leases expiring in various years through 1997. During 1993, rent expense totaled approximately $278,000.

Pursuant to the asset purchase agreement, Artisoft, Inc. will assume certain of the leases for the facilities used by Eagle. Future minimum payments, in the aggregate, under the leases to be assumed are $214,000 and $142,000 for the years 1994 and 1995, respectively.












                                     (22)

                   UNAUDITED PRO FORMA FINANCIAL STATEMENTS

MICRODYNE CORPORATION'S UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS

        The following Unaudited Pro Forma Consolidated Financial Statements illustrate the effect of Microdyne Corporation's acquisition of Eagle Technology (the "Acquisition"), accounted for as a purchase. The Unaudited
Pro Forma Consolidated Balance Sheet is prepared as of December 31, 1994 and illustrates the effects of the Acquisition as if it had occurred on that date. The Unaudited Pro Forma Consolidated Statements of Operations are prepared for the three months ended December 31, 1994 and for the year ended September 30, 1994 and illustrate the effects of the Acquisition as if it had occurred at the beginning of such periods.




















                                     (23)

                             MICRODYNE CORPORATION
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1994
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                            Historical                         Pro Forma
                                               ------------------------------      -----------------------------------
                                                  Microdyne         Eagle             Eagle                Combined
                                                   as of            as of          Acquisition               as of
                                               Dec. 31, 1994    Dec. 31, 1994      Adjustments           Dec. 31, 1994
                                               -------------    -------------      -----------           -------------
ASSETS
CURRENT ASSETS
  Cash                                         $      2,111                        $      (500)  (1)     $      1,611
  Accounts receivable, net                           34,524     $     13,236           (13,236)  (2)           34,524
  Inventories                                        13,516                              8,016   (1)           21,532
  Prepaid expenses and other                          1,895              153              (153)  (2)            1,895
  Assets held for sale                                                 8,608            (8,608)  (1)
  Deferred income taxes                               1,672              844              (844)  (2)            1,672
                                               -------------    -------------                            -------------
Total current assets                                 53,718           22,841                                   61,234
PROPERTY AND EQUIPMENT, net                           3,918              246               346   (1)            4,510
PRODUCT LINE ACQUISITION COST                         1,806                                                     1,806
EAGLE ACQUISITION INTANGIBLES                                          1,600             5,900   (1)            7,500
OTHER ASSETS                                          1,315              144              (144)  (2)            1,315
                                               -------------    -------------                            -------------
                                               $     60,757     $     24,831                             $     76,365
                                               =============    =============                            =============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Advances under line of credit                                 $      4,000            (4,000)  (2)
  Current maturities of l-t obligations        $      3,082                               (200)  (1)            2,882
  Amount due Artisoft under purchase
    agreement                                                                            4,108   (1)            4,108
  Accounts payable                                   13,630            2,828            (2,828)  (2)           13,630
  Accrued liabilities                                11,710            1,168            (1,168)  (2)           11,710
  Income tax payable                                    971                                                       971
                                               -------------    -------------                            -------------
Total current liabilities                            29,393            7,996                                   33,301
LONG TERM OBLIGATIONS                                10,919                             11,700   (1)           22,619
DEFERRED INCOME TAX PAYABLE                             355                                                       355
STOCKHOLDERS' EQUITY
  Common stock, par                                   1,183                                                     1,183
  Additional paid-in capital                          1,689                                                     1,689
  Retained earnings                                  17,305                                                    17,305
  Unrealized loss on marketable
    equity security                                     (87)                                                      (87)
                                               -------------    -------------                            -------------
                                                     20,090           16,835           (16,835)  (2)           20,090
                                               -------------    -------------                            -------------
                                               $     60,757     $     24,831                             $     76,365
                                               =============    =============                            =============

   See accompanying notes







                                     (24)

                             MICRODYNE CORPORATION
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE THREE MONTHS ENDED DECEMBER 31, 1994
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                    Historical                                 Pro Forma
                                       ------------------------------------      -------------------------------------
                                           Microdyne             Eagle             Eagle                  Combined
                                       October 1, 1994      October 1, 1994      Acquisition           October 1, 1994
                                      to Dec. 31, 1994     to Dec. 31, 1994      Adjustments          to Dec. 31, 1994
                                      ----------------     ----------------      -----------          ----------------
   Revenue                             $       31,819       $        9,615                            $        41,434

   Cost of goods sold                          22,029                9,148           (1,748)  (3)              29,429
                                      ----------------     ----------------      -----------          ----------------
     Gross Profit                               9,790                  467            1,748                    12,005


   Selling, general and
     administrative expense                     4,735                2,003              (76)  (4)               6,662

   Research and development                     1,162                  712             (673)  (5)               1,201
                                      ----------------     ----------------      -----------          ----------------

     Earnings from operations                   3,893               (2,248)           2,497                     4,142

   Other income (expense):

     Interest expense                            (220)                (110)            (308)  (6)                (638)

     Other expense                               (835)                                                           (835)
                                      ----------------     ----------------      -----------          ----------------

     Earnings before income taxes               2,838               (2,358)           2,189                     2,669

   Provision  for income taxes                  1,107                 (943)             877   (7)               1,041
                                      ----------------     ----------------      -----------          ----------------

     Net earnings                     $         1,731      $        (1,415)      $    1,312           $         1,628
                                      ================     ================      ===========          ================

   Net earnings per share             $          0.14      $         (0.11)      $     0.10           $          0.13
                                      ================     ================      ===========          ================









                                     (25)

                             MICRODYNE CORPORATION
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED SEPTEMBER 30, 1994
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                     Historical                                Pro Forma
                                    -----------------------------------------    -------------------------------------
                                        Microdyne                Eagle              Eagle                Combined
                                    October 1, 1993 to     January 1, 1994 to    Acquisition        October 1, 1993 to
                                    September 30, 1994     December 31, 1994     Adjustments        September 30, 1994
                                    ------------------     ------------------    -----------        ------------------
   Revenue                          $         101,294      $        51,064                          $         152,358

   Cost of goods sold                          73,259               38,186       $   (1,748)  (3)             109,697
                                    ------------------     ------------------    -----------        ------------------

     Gross Profit                              28,035               12,878            1,748                    42,661

   Selling, general and
     administrative expense                    16,650                7,586              (29)  (4)              24,207

   Research and development                     3,586                1,356           (1,200)  (5)               3,742
                                    ------------------     ------------------    -----------        ------------------

     Earnings from operations                   7,799                3,936            2,977                    14,712

   Other income (expense):

     Interest expense                            (554)                (456)            (912)  (6)              (1,922)

     Other income                                  55                                                              55
                                    ------------------     ------------------    -----------        ------------------

     Earnings before income taxes               7,300                3,480            2,065                    12,845

   Provision for income taxes                   2,701                1,391              771   (7)               4,863
                                    ------------------     ------------------    -----------        ------------------

     Net earnings                   $           4,599      $         2,089       $    1,293         $           7,981
                                    ==================     ==================    ===========        ==================

   Net earnings per share           $            0.35      $          0.16       $     0.10         $            0.61
                                    ==================     ==================    ===========        ==================









                                     (26)

                    NOTES TO PRO FORMA FINANCIAL STATEMENTS

(1) Microdyne's purchase price for the Eagle business as presented in the proforma balance sheet is $16.1 million which includes $8,016,000 million in inventories, $592,000 in fixed assets, and $7.5 million in intangibles.

       Microdyne has agreed to pay for any additional inventories in an amount not to exceed $1,392,000, resulting in a total purchase price not to exceed $17.5 million. $1,392,000 is not reflected in the proforma balance sheet as an asset due from Artisoft and a corresponding liability to Artisoft. Under the purchase agreement, neither Artisoft nor Microdyne is obligated to provide or purchase any minimum levels of inventories, respectively.

       Microdyne paid Artisoft $12.0 million at closing which was financed out of bank borrowings. Microdyne's lender also issued two letters of credit for the account of Microdyne totalling $5.5 million, against which Artisoft can draw with the mutual consent of Microdyne and Artisoft. (A detailed description of Microdyne's new financing arrangement was provided in the Current Report on Form 8-K dated January 6, 1995.) In return for its new financing arrangement, Microdyne agreed to reduce its already-existing outstanding borrowings by $500,000. This debt service is reflected as a reduction in cash on the proforma balance sheet.

        Microdyne's outstanding bank debt (in millions) is as follows:

                                                                                Combined
                                           At 12/31/94      Proforma Adj.      At 12/31/94
                                           -----------      -------------      -----------
   Current maturities of long-term
                 obligations                   $ 2.4             $ (.2)             $ 2.2

   Long-term obligations                         8.4              11.7               20.1
                                                 ---              ----               ----

   Total                                       $10.8             $11.5              $22.3

       Microdyne's remaining liability to Artisoft as reflected on the proforma balance sheet is $4.1 million, reflecting the difference between $16.1 million in assets recorded and $12.0 million paid to Artisoft.

(2) Eagle's other assets and liabilities which are not part of the purchase agreement have been eliminated in the proforma balance sheet.

(3) $1,748,000 represents a one-time, non-recurring writedown of Eagle inventories by Artisoft in the three months ended December 31, 1994. The inventories purchased by Microdyne were carefully selected for short-term useability and such inventories were specifically negotiated into the purchase agreement. Accordingly, any incremental inventory obsolescence to Microdyne is not expected to be material and is not reflected in the proforma income statements.





                                     (27)

(4) Adjustments to selling, general and administrative expense (in thousands) are as follows:

                                                   Year ended 9/30/94        3 months ended 12/31/94
                                                   ------------------        -----------------------
    Amortization of intangibles
         (5 years)                                       $ 1,500                   $ 375
    Depreciation of fixed assets
         (5 years)                                           118                      30
    Artisoft general and
         administrative expense:
         Bad debt expense                                      -                    (375)
         Corporate G&A                                    (1,647)                   (106)
                                                          -------                  ------

    Total                                                $   (29)                  $ (76)


       Eagle included $501,000 in bad debt expense in the three months ended December 31, 1994. The bad debt expense adjustment here levels this expense over four quarters in order to more appropriately match bad debt expense with revenue on a quarterly basis.

       Microdyne believes that its existing corporate G&A structure is adequate in absorbing any additional administrative requirements resulting from this acquisition.

(5) Both Microdyne and Eagle are manufacturers of computer networking products with many of the same products sold through similar channels. Microdyne's engineering efforts were already focused on many of those projects which would address the development needs of both Microdyne and Eagle products. Accordingly, no Eagle engineering employees have been added and there is no materially significant additional Microdyne engineering cost contemplated as a result of the acquisition. Offsetting somewhat the proforma reduction due to the elimination of Eagle's research and development cost is the additional cost to Microdyne of subletting Eagle's engineering facility ($13,000 per month, or $156,000 in the year and $39,000 in the quarter).

(6) Incremental interest expense includes ongoing interest charges and loan origination fees associated with Microdyne's increased outstanding borrowings. The assumed interest rate is 8.2%.

(7)    Microdyne's marginal tax rate is 39%.








                                     (28)

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.


                                        MICRODYNE CORPORATION
                                        (Registrant)


                                        By: /s/ William Marshall Ellison II
                                            ----------------------------------
                                            William Marshall Ellison II
                                            Assistant Treasurer and Controller

Date:  April 11, 1995

























                                     (29)